                                                  Registration No. ____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             INVITROGEN CORPORATION
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                             33-0373077
  ---------------------------------       ------------------------------------
    (State or other jurisdiction          (I.R.S. employer identification no.)
  of incorporation or organization)

                               1600 Faraday Avenue
                           Carlsbad, California 92008
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                             INVITROGEN CORPORATION
                             1997 STOCK OPTION PLAN,
                      1998 EMPLOYEE STOCK PURCHASE PLAN AND
               OPTIONS GRANTED UNDER THE LIFE TECHNOLOGIES, INC.
                            1991 STOCK OPTION PLAN,
                         1995 LONG TERM INCENTIVE PLAN,
                     1996 NON-EMPLOYEE DIRECTORS' PLAN AND
                          1997 LONG TERM INCENTIVE PLAN
                       ASSUMED BY INVITROGEN CORPORATION
               -------------------------------------------------
                            (Full title of the plan)

                                 James R. Glynn
                             Chief Financial Officer
                             Invitrogen Corporation
                               1600 Faraday Avenue
                           Carlsbad, California 92008
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (760) 603-7200.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

----------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum
 Title of Securities to        Amount to be          offering price       aggregate offering          Amount of
     be registered(1)          registered(2)          per share(3)              price(3)           registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
1997 STOCK OPTION PLAN
Common Stock                          3,000,000          $57.31                $171,930,000.00
Par Value $0.01

1998 EMPLOYEE STOCK PURCHASE PLAN
Common Stock                            200,000          $48.71                  $9,742,000.00
Par Value $0.01

ASSUMED OPTIONS:  LIFE TECHNOLOGIES, INC. 1991 STOCK OPTION PLAN
Common Stock                              1,000          $9.90                       $9,900.00
Par Value $0.01

ASSUMED OPTIONS:  LIFE TECHNOLOGIES, INC. 1995 LONG TERM INCENTIVE PLAN
Common Stock                             90,186          $24.02                  $2,166,267.70
Par Value $0.01

ASSUMED OPTIONS:  LIFE TECHNOLOGIES, INC. 1996 NON-EMPLOYEE DIRECTORS' PLAN
Common Stock                             47,250          $33.00                  $1,559,250.00
Par Value $0.01

ASSUMED OPTIONS:  LIFE TECHNOLOGIES, INC. 1997 LONG TERM INCENTIVE PLAN
Common Stock                            746,222          $36.06                 $26,908,765.00
Par Value $0.01

Totals                                4,084,658                                $212,316,182.70       $56,051.47

___________________________

(1) The securities to be registered include options and purchase rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares available for grant under the 1997 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on September 14, 2000, as reported on the Nasdaq National Market. The 1998 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on September 14, 2000, as reported on the Nasdaq National Market. The price of the Assumed Options is computed on the basis of the weighted average exercise prices of the Assumed Options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  Invitrogen Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's latest fiscal year ended December 31, 2000. The prospectus is included in the Company's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 14, 2000.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit.

                  As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

                  Section 145 of the Delaware General Corporate Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

                  The Company's By-laws provide for indemnification (to the full extent permitted by the Delaware General Corporation Law) of directors, officers, employees and other agents of the Company against all expenses, liability and loss (including attorney's fees, judgment, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this By-Law or any agreement with the Company) reasonably incurred or suffered by such person in connection therewith, subject to certain provisions. The Company's By-Laws also empower it to maintain directors and officers liability insurance coverage and to enter into indemnification agreements with its directors, officers, employees or agents.

                  These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

                  Under the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement of Form S-1 (Reg. No. 333-68665), initially filed on December 10, 1998, and as amended through the date hereof, the Underwriters are obligated under certain circumstances, to indemnify directors and officers of the Company against certain liabilities, including liabilities under the Securities Act.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable.

Item 8.           EXHIBITS

                  See Exhibit Index.

Item 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 18, 2000

                                            Invitrogen Corporation


                                            By: /s/ James R. Glynn
                                                -----------------------
                                                James R. Glynn
                                                Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

                  The officers and directors of Invitrogen Corporation whose signatures appear below, hereby constitute and appoint James R. Glynn his or her true and lawful attorney-in-fact and agent, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                                      Date
       ---------                     -----                                      ----


/s/ Lyle C. Turner          President, Chief Executive Officer and             9/18/00
---------------------       Chairman of the Board of Directors           --------------------
Lyle C. Turner              (Principal Executive Officer)


/s/ James R. Glynn          Chief Financial Officer (Principal                 9/18/00
---------------------       Financial and Accounting Officer),          ---------------------
James R. Glynn              Executive Vice President and Director


/s/ Lewis J. Shuster        Chief Operating Officer and Director               9/18/00
---------------------                                                   ---------------------
Lewis J. Shuster


                            Director
---------------------                                                   ---------------------
David E. McCarty


                            Director
---------------------                                                   ---------------------
Donald W. Grimm


/s/ Kurt R. Jaggers         Director                                           9/18/00
---------------------                                                   ---------------------
Kurt R. Jaggers


/s/ Bradley G. Lorimer      Director                                           9/18/00
---------------------                                                   ---------------------
Bradley G. Lorimer


                            Director
---------------------                                                   ---------------------
Jay M. Short


/s/ J. Stark Thompson       Executive Vice President and Director              9/18/00
---------------------                                                   ---------------------
J. Stark Thompson


/s/ Thomas H. Adams         Director                                           9/18/00
---------------------                                                   ---------------------
Thomas H. Adams

                                  EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 10, 1998 (No. 333-68665)

4.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 10, 1998 (No. 333-68665)

4.3 Agreement and Plan of Merger between the Company and Life Technologies, Inc., dated as of July 7, 2000, attached as Annex A to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2000 (No. 333-43674)

5         Opinion of legality

23.1      Consent of Counsel (included in Exhibit 5)

23.2      Consent of Independent Public Accountants

24 Power of Attorney (included in signature pages to this registration statement)